                                                                     Exhibit 4.6

                [Front Side of Subordinated One Month Term Note]

                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29720

                   SUBORDINATED ONE MONTH TERM NOTE - SERIES M1



Date of Issue _____________________________ , 20__    No.______________________

         FOR VALUE RECEIVED, The Thaxton Group, Inc. (the "Issuer") hereby promises to pay the principal amount of _________________________ Dollars ($_______________) on the Stated Maturity Date set forth below, as the same may be renewed as provided herein, to


Name
         -------------------------

                                      Social Security or    Stated Maturity Date
         -------------------------    Employer I.D. No.       ("Maturity")


Address
        ---------------------------    ------------------   --------------------


        ---------------------------



(the "Holder"), or registered assigns, in the manner provided for on the reverse side hereof. This Subordinated Term Note (the "Term Note") shall bear interest on the unpaid principal amount from the date of issue until paid at the initial rate of _____________ percent (____%) per annum, such interest to be paid at Maturity and be compounded daily, provided that such interest rate shall be subject to adjustment as described on the reverse side hereof.

         ISSUANCE AND INDENTURE. This Term Note is one of a series of a duly authorized issue of securities of the Issuer ((each a "Security") and, together, the "Securities") issued and to be issued in one or more series under an Indenture, dated as of February 17, 1998 (herein called the "Indenture") between the Issuer and The Bank of New York, New York, New York, as Trustee (herein called the "Trustee" which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Reference is made to the further provisions of this Term Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Term Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS SECURITY IS NOT A DEPOSIT, SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENTAL AGENCY.

                 [Front Side of Subordinated One Month Term Note]


ATTEST:                                     THE THAXTON GROUP, INC.


By:                                        By:
     ------------------------------            ---------------------------------
         Allan F. Ross, Secretary              James D. Thaxton
                                               Chairman of the Board, President
[SEAL]                                         and Chief Executive Officer

Authentication Certificate:

         This Term Note is one of the series of Securities referred to in the within-mentioned Indenture.

                                                The Bank of New York, as Trustee

                                                _______________________________
                                                         Authorized Agent

               [Reverse Side of Subordinated One Month Term Note]


         PAYMENT AND INTEREST ACCRUAL. Payment of the principal of and interest on this Term Note shall be made in lawful money of the United States at the principal office of The Thaxton Group, Inc., 1524 Pageland Highway, Lancaster, South Carolina 29720, or at such other place as the Issuer may designate to the Holder in writing ("Place of Payment"); provided, however, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment hereof at Maturity or earlier redemption (in whole), this Term Note shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the outstanding principal amount hereof plus all accrued but unpaid interest at Maturity or earlier redemption.

         INTEREST RATE AND INTEREST RATE ADJUSTMENT. The interest rate payable on the principal amount of this Term Note shall be the initial rate set forth on the front of this Term Note unless it is adjusted by the Issuer. The Issuer may adjust the interest rate payable on this series of Securities. Any such adjustment pursuant to the preceding sentence shall be made on the last Business Day of a month and shall be effective on the first day of the second month following such adjustment for Securities of this series issued or renewed on or after the first day of such month. Any adjustment of the interest rate shall remain in effect unless and until a further adjustment is made by the Issuer.

         POSSIBLE AUTOMATIC RENEWALS. No later than 15 days prior to Maturity, the Company will give the Holder of this Term Note notice by first-class mail of the Maturity. This Term Note (with any interest payable at Maturity being added to the principal amount hereof) will be automatically renewed for successive terms, equal in duration to the original term hereof, at the rate of interest then in effect at Maturity for Term Notes of this series unless, prior to or within 10 days after Maturity, the Issuer receives notification of the Holder's intent to redeem the Term Note or receive the interest payment due at Maturity. Except for a possible change in the rate of interest as described above, all of the terms and conditions applicable to the Term Note when issued will also apply during each period of renewal. Upon any renewal hereof, unless this Term Note is surrendered and cancelled and a new Term Note is issued in its stead, the principal amount of this Term Note shall be deemed amended to include any accrued but unpaid interest that is added to the principal amount and the date of Maturity shall be deemed amended to be the date of Maturity of the period of renewal.

         REDEMPTION PRIOR TO MATURITY BY HOLDER. The Holder shall have the right at its option to redeem this Term Note, in whole or in part, on any Business Day prior to Maturity. Upon any such redemption, the Holder shall forfeit all interest accrued since the date of issuance of this Term Note (or, in the case of a renewal of this Term Note, from the date of the most recent renewal); provided that the Issuer, in its sole discretion, may waive all or any part of such forfeited interest. Accrued interest, the forfeiture of which is waived by the Issuer, upon redemption by the holder prior to Maturity shall be payable on the redemption date.

         PARTIAL REDEMPTIONS REQUIRING SURRENDER OF THIS NOTE; INTEREST RATE REDUCTION. If this Term Note is redeemed in part and such redemption results in a principal balance (the "New Principal Amount") that would accrue a lower annual interest rate than would have accrued if this Term Note had been originally issued at the New Principal Amount as one of this series of the Securities, this Term Note shall be surrendered to the Issuer and cancelled and a new Term Note constituting one of this series of the Securities shall be issued to the Holder in a denomination equal to the New Principal Amount. Such new Term Note shall be issued on the terms, including the rate of interest, then applicable to a Term Note of this series of the Securities having a denomination equal to the New Principal Amount.

               [Reverse Side of Subordinated One Month Term Note]

         RECORDATIONS OF ADDITIONS OR PARTIAL REDEMPTIONS. Upon presentation of this Term Note at a Place of Payment, the Issuer, or the Issuer's agent, will, for the Holder's convenience, record on the register that is a part hereof any adjustments to the original principal amount of this Term Note, such as additional purchases or partial redemptions.

         ASSIGNMENT. As provided in the Indenture and subject to certain limitations therein set forth, this Term Note shall not be transferable to any person except by endorsement and delivery by the Holder, or his duly authorized representative at any Place of Payment referred to above and, upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them, may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes and neither the Issuer, the Trustee nor any Paying Agent shall be affected by notice to the contrary. If this Term Note is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

         SUBORDINATION. THE INDEBTEDNESS EVIDENCED BY THIS TERM NOTE IS, TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE ISSUER, WHETHER OUTSTANDING AT THE DATE OF THE INDENTURE OR THEREAFTER INCURRED. EACH HOLDER OF THIS TERM NOTE, BY HIS ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF THE INDENTURE RELATING TO SUCH SUBORDINATION.

         EVENT OF DEFAULT. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         WHEN PAYMENT DATE IS NOT A BUSINESS DAY. In any case where any interest payment date, redemption date or the Stated Maturity Date (as set forth above) of this Term Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Term Note) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date or redemption date, or at the Stated Maturity Date (as set forth above), provided that no interest shall accrue for the period from and after such interest payment date, redemption date or Stated Maturity Date, as the case may be.

         ISSUABLE IN REGISTERED FORM ONLY. This Term Note is one of a series of Securities issuable only in registered form without coupons.

         DEFINED TERMS. All capitalized terms in this Term Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      [Reverse Side of One Month Term Note]


                        Initial Purchase/Register Balance

         This Term Note Register is provided for the convenience of the Holder. Entries may be made only by an authorized agent of the Issuer to reflect additional purchases or redemptions. The Issuer will not be liable for any transaction unless an entry is made hereon by an authorized agent of the Issuer. The Holder will receive statements on a quarterly basis which will include all transactions for the period.


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  Transaction Date      Received/Paid
                             By              Redemptions           Additions
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